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Exhibit 5.1

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL
GRANT SAWYER
    (1918-1996)
JON R. COLLINS
    (1923-1987)
RICHARD H. BRYAN
JEFFREY P. ZUCKER
PAUL R. HEJMANOWSKI
ROBERT D. FAISS
A. WILLIAM MAUPIN
DAVID N. FREDERICK
RODNEY M. JEAN
TODD TOUTON
LYNDA S. MABRY
MARK H. GOLDSTEIN
KIRBY J. SMITH	FRED D. "PETE" GIBSON, III
CHARLES H. McCREA JR.
GREGORY E. SMITH
MALANI L. KOTCHKA
LESLIE BRYAN HART
CRAIG E. ETEM
TODD E. KENNEDY
MATTHEW E. WATSON
JOHN M. NAYLOR
WILLIAM J. McKEAN
ELIZABETH BRICKFIELD
GREGORY R. GEMIGNANI
LINDA M. BULLEN
LAURA J. THALACKER
DOREEN SPEARS HARTWELL
	LAURA K. GRANIER	50 WEST LIBERTY STREET SUITE 1100 RENO, NEVADA 89501 (775) 788-8666 —— FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com	KETAN D. BHIRUD ROBERT W. HERNQUIST COURTNEY MILLER O'MARA BRIAN H. SCHUSTERMAN MARK J. GARDBERG JAMES B. GIBSON GREG J. CARLSON JOHN D. TENNERT	STEVEN C. ANDERSON KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER JORDAN A. DAVIS KENDAL L. DAVIS CHANDENI K. GILL
COLLEEN A. DOLAN JENNIFER A. SMITH DAN R. REASER PAUL E. LARSEN ALLEN J. WILT LYNN S. FULSTONE RORY J. REID DAN C. McGUIRE JOHN E. DAWSON	MAXIMILIANO D. COUVILLIER III ERIN FLYNN JENNIFER ROBERTS MARK A. CLAYTON MATTHEW R. POLICASTRO CHRISTOPHER MATHEWS PEARL L.GALLAGHER JENNIFER J. GAYNOR CHRISTOPHER WALTHER KEVIN J. HEJMANOWSKI	March 28, 2014	OF COUNSEL RICHARD J. MORGAN* PAUL D. BANCROFT * ADMITTED IN CA ONLY

Evolution Petroleum Corporation
2500 CityWest Boulevard, Suite 1300
Houston, Texas 77042

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Evolution Petroleum Corporation, a Nevada corporation (the "Company"), in connection with the Company's registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale by the selling stockholders named in the Registration Statement of up to an aggregate of 3,604,238 shares (the "Shares") of the Company's common stock, par value $0.001 per share.

        As the basis for the opinions hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Registration Statement; (b) the Articles of Incorporation of the Company, as amended to date; (c) the Amended and Restated Bylaws of the Company; (d) certain resolutions of the Board of Directors of the Company; and (e) such other instruments and documents as we have deemed necessary or advisable for the purposes of this opinion; and (ii) the Nevada Revised Statutes and Nevada Constitution and reported judicial interpretations and such other statutes and regulations as we have deemed necessary or advisable for the purposes of this opinion. We have not reviewed, and express no opinion as to, any instrument or agreement referred to or incorporated by reference in the documents referenced above. We have not independently verified any factual matter relating to this opinion.

        In making our examination, we have assumed and have not verified (i) that all signatures on documents examined by us are genuine, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals and (iv) the conformity to the original documents of all documents submitted to us as copies thereof.

        Based on the foregoing and such legal considerations as we deem relevant, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable.

LAS VEGAS OFFICE: 300 SOUTH FOURTH STREET, SUITE 1700 • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-8845
CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

        We express no opinion other than as to the laws of the State of Nevada. For purposes of this opinion, we assume that the Shares were issued in compliance with all applicable state securities or blue sky laws.

        We express no opinion concerning any securities law or rule. This Opinion Letter is intended solely for use in connection with the registration of the Shares as described in the Registration Statement, and it may not be relied upon for any other purpose, or reproduced or filed publicly other than as Exhibit 5.1 to the Registration Statement, without the written consent of this firm; provided, however we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC issued thereunder, or Item 509 of Regulation S-K.

        This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matter addressed herein.

Very truly yours,
/s/ Lionel Sawyer & Collins, Ltd., a professional corporation
LIONEL SAWYER & COLLINS, LTD., a professional corporation

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  Exhibit 5.1
LIONEL SAWYER & COLLINS
ATTORNEYS AT LAW